UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 22, 2004

HANGER ORTHOPEDIC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10670	84-0904275
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Two Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814
(Address of Principal Executive Offices and Zip Code)

(301) 986-0701
(Registrant’s telephone number, including area code)

ITEM 5. Events.

        Hanger Orthopedic Group, Inc. (the “Company”) hereby files this Current Report on Form 8-K in order to file a copy of the press release it issued on June 25, 2004 announcing certain class action lawsuits filed on behalf of certain shareholders of the Company on June 22, 23 and 24, 2004, against the Company and certain of its officers and directors.

ITEM 7. Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits.

Exhibit No. 99.1	Description Press Release dated June 25, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2004

HANGER ORTHOPEDIC GROUP, INC.
By: /s/ George E. McHenry
Name: George E. McHenry
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 25, 2004